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                                                                    EXHIBIT 99.3

                             IRIDIUM OPERATING LLC
                          IRIDIUM CAPITAL CORPORATION
                         IRIDIUM FACILITIES CORPORATION
                              IRIDIUM ROAMING LLC
                                 IRIDIUM IP LLC
                                 --------------
                               OFFER TO EXCHANGE
    $1,000 IN PRINCIPAL AMOUNT OF 11 1/4% SENIOR NOTES DUE 2005, SERIES C/EN
                                    FOR EACH
     $1,000 IN PRINCIPAL AMOUNT OF 11 1/4% SENIOR NOTES DUE 2005, SERIES C


To Securities Dealers, Commercial Banks
Trust Companies and Other Nominees:

         Enclosed for your consideration is a Prospectus dated _______, 1998 (as the same may be amended or supplemented from time to time, the "Prospectus") and a form of Letter of Transmittal (the "Letter of Transmittal") relating to the offer (the "Exchange Offer") by Iridium Operating LLC, a Delaware limited liability company ("Iridium"), Iridium Capital Corporation, a Delaware Corporation and a wholly-owned subsidiary of Iridium (together with Iridium, the "Issuers"), Iridium Facilities Corporation, a Delaware corporation and wholly-owned subsidiary of Iridium ("Facilities"), Iridium Roaming LLC, a Delaware limited liability company and a wholly-owned subsidiary of Iridium ("Roaming"), and Iridium IP LLC, a Delaware limited liability company and a wholly-owned subsidiary of Iridium (together with Facilities and Roaming, the "Guarantors"), to exchange each outstanding 11 1/4% Senior Note due 2005, Series C issued and sold in reliance upon an exemption from registration under the Securities Act of 1933, as amended (collectively, the "Original Notes"), for one 11 1/4% Senior Note due 2005, Series C/EN (collectively, the "Exchange Notes").

         We are asking you to contact your clients for whom you hold Original Notes registered in your name or in the name of your nominee. In addition, we ask you to contact your clients who, to your knowledge, hold Original Notes registered in their own name. None of the Issuers or Guarantors (collectively, the "Iridium Parties") will pay any fees or commissions to any broker, dealer or other person in connection with the solicitation of tenders pursuant to the Exchange Offer. You will, however, be reimbursed by the Iridium Parties for customary mailing and handling expenses incurred by you in forwarding any of the enclosed materials to your clients. The Iridium Parties will pay all transfer taxes, if any, applicable to the tender of Original Notes to it or its order, except as otherwise provided in the Prospectus and the Letter of Transmittal.





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    Enclosed are copies of the following documents:

1.  The Prospectus;

2. A Letter of Transmittal for your use in connection with the tender of Original Notes and for the information of your clients;

3. A form of letter that may be sent to your clients for whose accounts you hold Original Notes registered in your name or the name of your nominee, with space provided for obtaining the clients' instructions with regard to the Exchange Offer; and

4.  A form of Notice of Guaranteed Delivery.

    Your prompt action is requested. The Exchange Offer will expire at 5:00
p.m., New York City Time, on           , 1998, unless extended (the "Expiration
Date"). Original Notes tendered pursuant to the Exchange Offer may be withdrawn, subject to the procedures described in the Prospectus, at any time prior to the Expiration Date.

    To tender Original Notes, certificates for Original Notes or a Book-Entry Confirmation, a duly executed and properly completed Letter of Transmittal or a facsimile thereof, and any other required documents, must be received by the Exchange Agent as provided in the Prospectus and the Letter of Transmittal.


    Additional copies of the enclosed material may be obtained from the Exchange Agent, State Street Bank and Trust Company.


NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS AN AGENT OF THE IRIDIUM PARTIES OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO MAKE ANY STATEMENTS ON BEHALF OF ANY OF THEM WITH RESPECT TO THE EXCHANGE OFFER, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS AND THE LETTER OF TRANSMITTAL.